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Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT

FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of February 17, 2025 (this “Fifth Amendment”), by and among Celanese Corporation, a Delaware corporation (“Holdings”), Celanese US Holdings LLC, a Delaware limited liability company (the “Company”), the Subsidiary Guarantors party hereto, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined below) and each of the Consenting Lenders (as defined below).

W I T N E S S E T H:

WHEREAS, Holdings, the Company, each lender from time to time party thereto (the “Lenders”) and the Administrative Agent have entered into the Term Loan Credit Agreement, dated as of March 18, 2022 (as amended by that certain First Amendment to Credit Agreement dated as of February 21, 2023, that certain Second Amendment to Credit Agreement dated as of August 9, 2023, that certain Third Amendment to Credit Agreement dated as of February 16, 2024, that certain Fourth Amendment to Credit Agreement dated as of November 1, 2024 and as further amended, restated, amended and restated, modified or supplemented from time to time through the date hereof, the “Credit Agreement”; capitalized terms not otherwise defined in this Fifth Amendment have the same meanings assigned thereto in the Credit Agreement); and

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Company has requested that the Lenders consent to the amendment of certain provisions of the Credit Agreement as set forth in this Fifth Amendment, and subject to the satisfaction of the conditions set forth herein, the Lenders party hereto (collectively, the “Consenting Lenders”) constituting not less than the Required Lenders and the Required 5-Year Tranche Lenders are willing to do so, on the terms set forth herein; and

WHEREAS, BofA Securities, Inc. is engaged by the Company to act as the lead arranger for the transactions contemplated under this Fifth Amendment (in such capacity, the “Fifth Amendment Lead Arranger”);

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. On the Fifth Amendment Effective Date (as defined below), the Credit Agreement shall be amended as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (with text in the Credit Agreement attached as Exhibit A hereto indicated as being (I) deleted or “stricken text” textually in the same manner as the following example: ~~stricken text~~; and (II) new or added textually in the same manner as the following example: underlined text).

SECTION 2. Conditions of Effectiveness of the Fifth Amendment. This Fifth Amendment shall become effective on such date (the “Fifth Amendment Effective Date”) when the following conditions precedent have been satisfied:

(a)         the Administrative Agent shall have received an executed counterpart (which may include a facsimile or other electronic transmission) of this Fifth Amendment from Holdings, the Company, each Subsidiary Guarantor and the Consenting Lenders constituting not less than the Required Lenders and the Required 5-Year Tranche Lenders;

(b)        as of the Fifth Amendment Effective Date, (i) no Default or Event of Default shall exist, or would result from the transactions contemplated by this Fifth Amendment and (ii) the representations and warranties contained in Article V of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (provided that representations already qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Fifth Amendment Effective Date (without regard to any earlier date referred to in the Credit Agreement);

(c)         the Administrative Agent shall have received a certificate signed by a Responsible Officer of Holdings certifying that the condition in Section 2(b) is satisfied as of the Fifth Amendment Effective Date;

(d)        (i) the Fifth Amendment Lead Arranger shall have received all fees payable to such Fifth Amendment Lead Arranger as separately agreed by the Company in writing and (ii) the Administrative Agent shall have received, for the ratable account of each Consenting Lender, all fees payable to such Consenting Lender as separately agreed by the Company in writing;

(e)         the Administrative Agent shall have received all fees, charges and disbursements of counsel to the Administrative Agent and the Fifth Amendment Lead Arranger required to be reimbursed by this Fifth Amendment or the Credit Agreement (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Fifth Amendment Effective Date; and

(f)         prior to or substantially simultaneously with the Fifth Amendment Effective Date, the Revolving Credit Agreement and the 2024 Term Loan Credit Agreement shall have been amended in a manner reasonably consistent with this Fifth Amendment;

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Fifth Amendment Effective Date specifying its objection thereto.

SECTION 3. Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a)         On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Fifth Amendment.

(b)        The Credit Agreement, as specifically amended by this Fifth Amendment, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)         The execution, delivery and effectiveness of this Fifth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of, or Default or Event of Default under, any of the Loan Documents. On and after the Fifth Amendment Effective Date, this Fifth Amendment shall for all purposes constitute a Loan Document.

(d)        Each Loan Party hereby expressly acknowledges and consents to the terms of this Fifth Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each

Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Fifth Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guaranty to which it is a party. The execution of this Fifth Amendment shall not serve to effect a novation of the Obligations.

SECTION 4. Costs and Expenses. The Company hereby agrees to reimburse each of the Administrative Agent and the Fifth Amendment Lead Arranger for its reasonable and documented out-of-pocket expenses in connection with this Fifth Amendment in accordance with Section 10.04 of the Credit Agreement (with respect to the Fifth Amendment Lead Arranger, as though references in such Section to the Arranger in such Section were to the Fifth Amendment Lead Arranger, mutatis mutandis).

SECTION 5. Counterparts. This Fifth Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Fifth Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 6. Fifth Amendment Lead Arranger. The terms and provisions of Sections 9.08 and 10.16 are incorporated herein by reference as if set forth herein in their entirety and shall apply to this Amendment for the benefit of the Fifth Amendment Leader Arranger, mutatis mutandis (as though references therein to the Arrangers in such Sections were to the Fifth Amendment Lead Arranger).

SECTION 7. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Fifth Amendment.

SECTION 8. Miscellaneous. Each of the parties hereto hereby agrees that Sections 10.12, 10.14 and 10.15 of the Credit Agreement are incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this Fifth Amendment as if originally set forth herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CELANESE CORPORATION, as Holdings

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

CELANESE US HOLDINGS LLC, as the Company

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

[Signature Page to Fifth Amendment (Term Loan)]

CELANESE AMERICAS LLC, as a Subsidiary Guarantor

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

CELANESE ACETATE LLC, as a Subsidiary Guarantor

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

CELANESE CHEMICALS, INC., as a Subsidiary Guarantor

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

cna holdings llc, as a Subsidiary Guarantor

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

CELANESE INTERNATIONAL CORPORATION, as a Subsidiary Guarantor

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

[Signature Page to Fifth Amendment (Term Loan)]

CELTRAN, INC., as a Subsidiary Guarantor

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

kep americas engineering plastics, llc, as a Subsidiary Guarantor

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

ticona fortron inc., as a Subsidiary Guarantor

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

TICONA POLYMERS, INC., as a Subsidiary Guarantor

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

TICONA LLC, as a Subsidiary Guarantor

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

[Signature Page to Fifth Amendment (Term Loan)]

CELANESE GLOBAL RELOCATION LLC, as a Subsidiary Guarantor

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

CELANESE LTD., as a Subsidiary Guarantor

By:	Celanese International Corporation, its general partner

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

CELANESE SALES U.S. LTD., as a Subsidiary Guarantor

By:	Celanese International Corporation, its general partner

By:	/s/ Brandon Ayache
	Name:	Brandon Ayache
	Title:	Vice President and Treasurer

[Signature Page to Fifth Amendment (Term Loan)]

Acknowledged:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Devarshi Ojha
	Name:	Devarshi Ojha
	Title:	AVP

[Signature Page to Fifth Amendment (Term Loan)]

BANK OF AMERICA, N .A., as a Consenting Lender

By:	/s/ Daniel Phelan
	Name:	Daniel Phelan
	Title:	Director

[Signature Page to Fifth Amendment (Term Loan)]

PNC BANK, NATIONAL ASSOCIATION, as a Consenting Lender

By:	/s/ Alexander Jodry
	Name:	Alexander Jodry
	Title:	Vice President

[Signature Page to Fifth Amendment (Term Loan)]

TRUIST BANK, as a Consenting Lender

By:	/s/ Alexander Harrison
	Name:	Alexander Harrison
	Title:	Director

[Signature Page to Fifth Amendment (Term Loan)]

U.S. BANK NATIONAL ASSOCIATION, as a Consenting Lender

By:	/s/ Heather Thoma
	Name:	Heather Thoma
	Title:	Vice President

[Signature Page to Fifth Amendment (Term Loan)]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Consenting Lender

By:	/s/ Victoria Roberts
	Name:	Victoria Roberts
	Title:	Authorized Signatory

MUFG BANK, LTD., as a Consenting Lender
By:	/s/ James Chaon
	Name:	James Chaon
	Title:	Authorized Signatory

[Signature Page to Fifth Amendment (Term Loan)]

UNICREDIT BANK GMBH, NEW YORK BRANCH as a Consenting Lender

By:	/s/ Kimberly Sousa
	Name:	Kimberly Sousa
	Title:	Managing Director

By:	/s/ Karan Dedhia
	Name:	Karan Dedhia
	Title:	Senior Associate

[Signature Page to Fifth Amendment (Term Loan)]

GOLDMAN SACHS BANK USA, as a Consenting Lender

By:	/s/ Priyankush Goswami
	Name:	Priyankush Goswami
	Title:	Authorized Signatory

[Signature Page to Fifth Amendment (Term Loan)]

First Independence Bank

By:	/s/ Andrew Harper
Name:	Andrew Harper
Title:	Chief Credit Officer

[Signature Page to Fifth Amendment (Term Loan)]

Exhibit A

Amended Credit Agreement

[See Attached]

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of March 18, 2022, among Celanese Corporation, a corporation incorporated under the laws of Delaware (“Holdings”), Celanese US Holdings LLC, a limited liability company incorporated under the laws of Delaware (the “Company”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and Bank of America, N.A., as Administrative Agent.

The Company has requested that the Lenders make Loans to the Company and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01       Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2024 Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of November 1, 2024 (as in effect on ~~November 1, 2024~~the Fifth Amendment Effective Date), among Holdings, the Company, certain Subsidiaries of the Company, as guarantors, the lenders from time to time party thereto and Bank of America, as administrative agent.

“3-Year Existing Term Loan Facility” means the $750,000,000 3-year senior unsecured term loan facility under the 3-Year Term Loan Credit Agreement.

“364-Day Tranche Borrowing” means a borrowing consisting of simultaneous 364-Day Tranche Loans of the same Type, and, in the case of Term SOFR Loans, having the same Interest Period made by each of the 364-Day Tranche Lenders pursuant to Section 2.01.

“364-Day Tranche Commitment” means, as to each 364-Day Tranche Lender, its obligation to make 364-Day Tranche Loans to the Company pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such 364-Day Tranche Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such 364-Day Tranche Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate principal amount of 364-Day Tranche Commitments as of the Effective Date is $500,000,000.

“364-Day Tranche Lender” means a Lender with a 364-Day Tranche Commitment or holding 364-Day Tranche Loans.

“364-Day Tranche Loan” has the meaning specified in Section 2.01.

“364-Day Tranche Maturity Date” means the date that is 364 days after the Closing Date.

“5-Year Tranche Borrowing” means a borrowing consisting of simultaneous 5-Year Tranche Loans of the same Type, and, in the case of Term SOFR Loans, having the same Interest Period made by each of the 5-Year Tranche Lenders pursuant to Section 2.01.

Funded Indebtedness when calculating the Consolidated Leverage Ratio, (ii) the Receivables Net Investment for any Permitted Receivables Financing shall not be included in the calculation of Consolidated Funded Indebtedness for purposes of the Consolidated Leverage Ratio, to the extent such Receivables Net Investment is de-recognized from the consolidated balance sheet of Holdings and its Subsidiaries pursuant to ASC 860-10-40-5 (or any successor thereto under GAAP) and (iii) the calculation of Consolidated Funded Indebtedness for purposes of the Consolidated Leverage Ratio shall exclude capital markets notes pre-funded to finance the DuPont Acquisition or another acquisition or similar transaction that has not been consummated or terminated or funded to finance a redemption, repayment or repurchase of existing notes which has not yet been consummated or terminated (without duplication of any netting of cash deposited in escrow for debt repayment pursuant to clause (i) above) and if such Indebtedness is not funded in to escrow, an amount equal to the principal excluded under this clause (iii) shall be excluded from cash and cash equivalents netted pursuant to clause (i).

“Consolidated Net Income” means, for any period, for Holdings and its Subsidiaries on a consolidated basis, the net income of Holdings and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period; provided, that the net income for such period of any Person other than Holdings and its Subsidiaries that is consolidated on Holdings’ financial statements pursuant to GAAP shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to Holdings or a Subsidiary in respect of such period.

“Consolidated Net Tangible Assets” means, at any particular time, Consolidated Tangible Assets at such time after deducting therefrom all current liabilities, except for (i) notes and loans payable, and (ii) current maturities of the principal component of obligations in respect of capitalized leases, all as set forth on the most recent consolidated balance sheet of Holdings and its consolidated Subsidiaries and computed in accordance with GAAP.

“Consolidated Tangible Assets” means, at any particular time, the aggregate amount of all assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles, as set forth on the most recent consolidated balance sheet of Holdings and its consolidated Subsidiaries and computed in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covenant Increase Period” has the meaning set forth in Section 7.07(b).

“Covenant Relief Period” means the period commencing on the First Amendment Effective Date and ending on ~~(and including) the date of delivery of the Compliance Certificate for the fiscal quarter ending December 31, 2026~~the Maturity Date; provided that if as of any Test Date the Consolidated Leverage Ratio is not greater than 3.50:1.00 and the Company has delivered a Compliance Certificate in accordance with Section 6.02(a) demonstrating a applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each other Lender promptly following such determination.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.

“Dollar” and “$” mean lawful money of the United States.

Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means the fee letter agreement, dated February 17, 2022, among Holdings, the Arranger and the Administrative Agent.

“Fifth Amendment Effective Date” means February 17, 2025.

“Financial Covenant” has the meaning set forth in Section 7.07(b).

“First Amendment Effective Date” means February 21, 2023.

“Fitch” means Fitch, Inc. and any successor thereto.

“Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), program or agreement that is not subject to U.S. law and is maintained or contributed to by, or entered into with Holdings, the Company, any of their Subsidiaries, or any other entity to the extent Holdings could have any liability in respect of its current or former employees, other than any employee benefit plan, program or agreement that is sponsored or maintained exclusively by a Governmental Authority.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any contributions or payments required by applicable law or by the terms of such Foreign Plan; (b) the failure to register or loss of good standing with applicable Governmental Authorities of any such Foreign Plan required to be registered with such Governmental Authorities; or (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the Financial Accounting Standards Board Accounting Standards Codification or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to

Holdings or any such Subsidiary becomes subject to a proceeding under the Bankruptcy Code of the United States (or other insolvency law).

“Specified Capital Raise” means the issuance of senior unsecured notes in a single transaction or series of transactions on or prior to June 30, 2025. Notwithstanding anything to the contrary herein, there shall only be one Specified Capital Raise.

“Specified Representations” means the representations made by any Loan Party under Sections 5.01, 5.02 (except with respect to Section 5.02(b)(i), only with respect to indebtedness for borrowed money of the Company or its Subsidiaries (tested on the Closing Date after giving pro forma effect to the DuPont Acquisition) in a committed or outstanding principal amount of $100,000,000 or greater), 5.04, 5.13, 5.16 (with respect to the use of proceeds of the Loans) and 5.17.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (i) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or (ii) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that, (x) for the avoidance of doubt, Fairway Methanol LLC (“Fairway”) shall not constitute a Subsidiary and (y) any Person that Holdings or any of its Subsidiaries invests in after the date hereof which does not satisfy the requirement of clause (i) above and for which the direct or indirect control rights of Holdings are no greater, taken as a whole, than such control rights with respect to Fairway as of the date hereof, as reasonably determined by the Administrative Agent, shall not constitute a Subsidiary, other than, with respect to clauses (x) and (y), for purposes of the definition of “Consolidated Funded Indebtedness” and Section 7.02 if and to the extent that any Indebtedness of such Person is recourse to Holdings or any of Holdings’ Subsidiaries not described in clause (x) or (y). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantors” or “Guarantors” means, collectively, each Subsidiary party to the Subsidiary Guaranty.

“Subsidiary Guaranty” means the Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G-2.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

or continued as Term SOFR Loans if the Required 5-Year Tranche Lenders elect not to permit such conversion or continuation.

(d)          The Administrative Agent shall promptly notify the Company and the Appropriate Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.

(e)          After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

(f)            Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.

(g)          With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

2.03	[Reserved].

2.04	Mandatory Prepayments.

(a)           During the Covenant Relief Period, if Holdings or any Subsidiary consummates any Capital Raise (other than the Specified Capital Raise), the Company shall prepay, or cause to be prepaid, Loans in an aggregate principal amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date that is 5 Business Days after the receipt by Holdings or such Subsidiary of such Net Cash Proceeds; provided, that notwithstanding the foregoing no prepayment pursuant to this Section 2.04 shall be required with respect to any 5-year Tranche Loan until the payment in full of all outstanding “Obligations” under and as defined in the 3-Year Existing Term Loan Facility and all outstanding Obligations in respect of the 364-Day Tranche Loans (in each case, other than any contingent obligations for which no claim has been made or notice given). During the Covenant Relief Period, if Holdings or any Subsidiary consummates the Specified Capital Raise, if such Net Cash Proceeds from the Specified Capital Raise equal an amount up to $1,600,000,000, the Company shall not be required to prepay the Loans pursuant to this Section 2.04 if such Net Cash Proceeds are applied to prepay other Indebtedness. During the Covenant Relief Period, if Holdings or any Subsidiary consummates the Specified Capital Raise, the Company shall prepay, or cause to be prepaid, Loans in an aggregate principal amount equal to 100% of all Net Cash Proceeds in excess of $1,600,000,000 received therefrom on or prior to the date that is 5 Business Days after the receipt by Holdings or such Subsidiary of such Net Cash Proceeds; provided, that such prepayment of Loans shall be applied to reduce the subsequent scheduled repayments of Loans to be made pursuant to Section 2.08 as directed in writing by the Company or, if no such direction has been provided, in direct order of maturity; provided further, that if such Net Cash Proceeds from the Specified Capital

Raise exceed $2,000,000,000, the amount of Net Cash Proceeds in excess of $2,000,000,000 shall not be required to prepay the Loans pursuant to this Section 2.04 if such proceeds are applied to prepay other Indebtedness or provide liquidity to support future prepayment or repayment of other Indebtedness (but, for the avoidance of doubt, not to make any dividends, Restricted Payments, any acquisitions or other investments). Each such prepayment of Loans pursuant to this clause (a) shall be applied to the principal amount of the Loans of the Lenders in accordance with their respective Applicable Loan Percentages. Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(b)          During the Covenant Relief Period, if Holdings or any Subsidiary consummates any Asset Sale, the Company shall prepay, or cause to be prepaid, Loans in an aggregate principal amount equal to 100% of all Net Asset Sale Proceeds received therefrom on or prior to the date that is 5 Business Days after the receipt by Holdings or such Subsidiary of such Net Asset Sale Proceeds; provided, that notwithstanding the foregoing, the Company may apply a ratable portion of the Net Asset Sale Proceeds to prepay term loans under the 2024 Term Credit Agreement (calculated based on the aggregate principal amount outstanding of (i) Loans and (ii) term loans under the 2024 Term Credit Agreement on the date of such prepayment). Each such prepayment of Loans shall be applied to the principal amount of the Loans of the Lenders in accordance with their respective Applicable Loan Percentages. Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Notwithstanding anything herein to the contrary, (A) to the extent that any of or all of the Net Asset Sale Proceeds of any Asset Sale of a Foreign Subsidiary of Holdings giving rise to a prepayment pursuant to Section 2.04(b) (a “Foreign Prepayment Event”) are prohibited or delayed by applicable local law from being repatriated to Holdings or a Subsidiary of Holdings organized in the United States or any political subdivision thereof, the portion of such Net Asset Sale Proceeds so affected will not be required to be taken into account in determining the amount to be applied to repay Loans at the times provided in Section 2.04(b), and such amounts may be retained by such Foreign Subsidiary, and once Holdings has determined in good faith that such repatriation of any of such affected Net Asset Sale Proceeds is permitted under the applicable local law, then the amount of such Net Asset Sale Proceeds will be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved if such amounts were repatriated) to the repayment of the Loans pursuant to Section 2.04(b), (B) to the extent that and for so long as Holdings has determined in good faith that repatriation of any of or all the Net Asset Sale Proceeds of any Foreign Prepayment Event would have a material adverse tax or cost consequence with respect to such Net Asset Sale Proceeds, the amount of Net Asset Sale Proceeds so affected will not be required to be taken into account in determining the amount to be applied to repay Loans at the times provided in Section 2.04(b), and such amounts may be retained by such Foreign Subsidiary; provided that when Holdings determines in good faith that repatriation of any of or all the Net Asset Sale Proceeds would no longer have a material adverse tax consequence with respect to such Net Asset Sale Proceeds, such Net Asset Sale Proceeds shall be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved against if such amounts were repatriated) to the repayment of the Loans pursuant to Section 2.04(b), and (C) to the extent that and for so long as Holdings has determined in good faith that repatriation of any of or all the Net Asset Sale Proceeds of any Foreign Prepayment Event would give rise to a risk of liability for the directors of such Foreign Subsidiary, the Net Asset Sale Proceeds so affected will not be required to be taken into account in determining the amount to be applied to repay Loans at the times provided in Section 2.04(b), as the case may be, and such amounts may be retained by such Foreign Subsidiary; provided that when Holdings determines in good faith that repatriation of any of or all the Net Asset Sale

(within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose that violates, Regulation T, U or X of the FRB.

7.07        Financial Covenants.

(a)	[Reserved].

(b)           Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio on the last day of any fiscal quarter of Holdings (each such date, a “Test Date”) to be greater than the ratio set forth below for such fiscal quarter (the “Financial Covenant”):

Fiscal Quarter Ended	Consolidated Leverage Ratio
March 31, 2023	5.75:1.00
June 30, 2023	5.75:1.00
September 30, 2023	5.50:1.00
December 31, 2023	5.25:1.00
March 31, 2024	5.00:1.00
June 30, 2024	5.00:1.00
September 30, 2024	5.75:1.00
December 31, 2024	5.75:1.00
March 31, 2025	~~5.75~~6.50:1.00
June 30, 2025	~~5.75~~6.50:1.00
September 30, 2025	~~5.50~~6.50:1.00
December 31, 2025	~~5.25~~6.50:1.00
March 31, 2026	~~5.00~~6.25:1.00
June 30, 2026	~~4.75~~6.00:1.00
September 30, 2026	~~4.50~~5.75:1.00
December 31, 2026	~~4.00~~5.50:1.00
March 31, 2027	5.25:1.00
June 30, 2027	5.00:1.00
September 30, 2027	4.75:1.00
~~March~~December 31, 2027 and each fiscal quarter ended thereafter	~~3.50~~4.50:1.00

So long as the Financial Covenant has been decreased to 3.50:1.00 for at least two fiscal quarters, if a Qualifying Acquisition is consummated, the company may elect to increase the Financial Covenant to 4.25:1.00 for each of the four fiscal quarters ending thereafter, commencing with the fiscal quarter in which such Qualifying Acquisition is consummated (each such period of four fiscal quarters during which the Financial Covenant is so increased following a Qualifying Acquisition, a “Covenant Increase Period”); provided, that after the end of any Covenant Increase Period, the Company may elect to implement a new Covenant Increase Period in connection with a subsequent Qualifying Acquisition so long as two fiscal quarters have elapsed since the end of the most recent Covenant Increase Period; provided, further that the Company shall provide notice in writing to the Administrative Agent of its election to implement such Covenant Increase Period and a description of such Qualifying Acquisition (regarding the name of the Person or assets being acquired, the purchase price and the pro forma Consolidated Leverage Ratio immediately after giving effect thereto). Notwithstanding the foregoing, the Company may elect no more than two Covenant Increase Periods in total.

In the event of each Qualifying Disposition occurring during the Covenant Relief Period~~,~~ the applicable Financial Covenant required pursuant to this Section 7.07(b) shall be decreased by 0.25:1.00; provided that Qualifying Dispositions consummated prior to the Third Amendment Effective Date shall not decrease the Financial Covenant in this Section 7.07(b) for Test Dates on or after March 31, 2024; provided further that the first Qualifying Disposition consummated after the Fifth Amendment Effective Date shall not be subject to this provision~~.~~ For the avoidance of doubt, such 0.25:1.00 reduction shall (a) occur upon each Qualifying Disposition (if any) to occur during the Covenant Relief Period and (b) apply only for any fiscal quarters ending after such Qualifying Disposition but during the Covenant Relief Period.

If the Company has elected to terminate the Covenant Relief Period in accordance with the proviso to the definition thereof, the Financial Covenant for each fiscal quarter ended after the end of the Covenant Relief Period shall be a Consolidated Leverage Ratio of 3.50:1.00 in lieu of the levels set forth in the table above.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):

(a)          Non-Payment. The Company or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or (ii) within three Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)          Specific Covenants. Holdings or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (with respect to Holdings or the Company), 6.11 or 6.13 or Article VII; or

(c)          Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (x) written notice thereof from the Administrative Agent to the Company or (y) a Responsible Officer first having knowledge thereof; or

(d)          Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)           Cross-Default. (i) Holdings, the Company or any Subsidiary shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness in a principal amount in excess of the Threshold Amount and such default shall continue beyond any applicable grace